SBL FUND
FILE NO. 811-02753
CIK NO. 0000217087

EX-99.77C

A special meeting of the shareholders of Series D of the SBL Fund was held on July 27, 2007. The results of votes taken among shareholders on the proposal before them are reported below. Each vote reported represents a single share held on the record date for the meeting.

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ISSUE:  a.  To approve an investment  sub-advisory  agreement  between  Security
            Investors and Security Global Investors, LLC pursuant to which Security Global Investors, LLC will be appointed as an investment sub-adviser to Series D of the SBL Fund.
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                                               VOTES
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                                                   AGAINST/      TOTAL NUMBER OF
                                     FOR         ABSTENTIONS      SHARES VOTED
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                                  44,191,536      4,799,734        48,991,270
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